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                                                                  Exhibit (j)(3)


                         Consent of Independent Auditors


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Auditors" and to the incorporation by reference of our reports dated November 8, 2001 for the Van Kampen California Insured Tax Free Fund, Van Kampen Florida Insured Tax Free Income Fund, Van Kampen New York Tax Free Income Fund, Van Kampen Intermediate Term Municipal Income Fund; November 7, 2001 for the Van Kampen Municipal Income Fund and the Van Kampen Strategic Municipal Income Fund formerly the Van Kampen Tax Free High Income Fund, and November 6, 2001 for the Van Kampen Insured Tax Free Income Fund, in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Van Kampen Tax Free Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 48 to the Registration Statement under the Securities Act of 1933 (Registration No. 2-99715) and in this Amendment No. 49 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4386).

/s/ Ernst & Young LLP

Chicago, Illinois
January 18, 2002